UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 14, 2004

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	333-104783	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South King Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (808) 544-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐            Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                     Completion of Acquisition or Disposition of Assets.

On September 15, 2004, CPF announced that it has completed its merger with CBBI pursuant to an agreement and plan of merger by and between CPF and CBBI, dated as of April 22, 2004.  As consideration for the transaction, CPF paid a combination of approximately 11.9 million shares of CPF common stock and $88.9 million in cash, or approximately 3.3866 shares of CPF common stock or $95.2052 in cash per share of CBBI common stock.

The press release announcing the completion of the merger is attached hereto as Exhibit 99.1 and incorporated into this Item 2.01 by reference.

Item 5.02                     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pursuant to the merger agreement between CPF and CBBI, effective as of the closing of the merger on September 15, 2004, the following former directors of CBBI were elected as directors of CPF: Class I: Ronald K. Migita and Maurice H. Yamasato; Class II: Duane K. Kurisu and Colbert M. Matsumoto; Class III: Mike K. Sayama and Dwight L. Yoshimura.

Item 5.03                     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the merger agreement between CPF and CBBI, effective as of the closing of the merger on September 15, 2004, CPF amended its Bylaws: to (1) increase the number of directors in each of the three classes of its classified board from three to five directors, increasing the aggregate number of its directors from nine to fifteen; and (2) provide for the maintenance of a ratio of nine directors who were CPF directors before the merger or are nominated by a majority of such directors after the consummation of the merger to six directors who were CBBI directors before the merger or are nominated by a majority of such directors after the consummation of the merger until the third anniversary of the closing of the merger.

Item 9.01 Financial Statements and Exhibits.

(a)                                  Financial Statements of Businesses Acquired.

The financial statements required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report not later than November 26, 2004.

(b)                                  Pro Forma Financial Information.

The pro forma financial information required by this Item are not included in this initial report on Form 8-K. Such financial statements will be filed by amendment to this report not later than November 26, 2004.

(c)                                  Exhibits.

Exhibit 99.1.   Press Release, dated September 15, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.
(Registrant)

Date:	September 17, 2004	By:	/s/ Clint Arnoldus
Clint Arnoldus
Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release, dated September 15, 2004.